UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2014 (March 26, 2014)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52013	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01 Regulation FD Disclosure.

As previously announced on December 24, 2013, Town Sports International, LLC (the “Seller”), an indirect, wholly-owned subsidiary of Town Sports International Holdings, Inc. (the “Company”) entered into an Agreement of Sale (the “Sale Agreement”) with Monty Two East 86th Street Associates LLC (the “Purchaser”), an affiliate of Stillman Development International, LLC, for the sale of the real property and certain other property located at 151 East 86th Street (including 151-155 East 86th Street), New York, NY for a purchase price of $82,000,000, subject to certain purchase price adjustments and offsets and the terms and conditions of the Sale Agreement (the “Sale”). The Sale Agreement provided for closing of the Sale on March 31, 2014. On March 26, 2014, the Seller and the Purchaser agreed to amend the Sale Agreement to provide an extension of the closing date, which is now is expected to be on or before April 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)

Date: March 27, 2014	By:	/s/ David M. Kastin
David M. Kastin
Senior Vice President – General Counsel